Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2008

Third Quarter Financial Results

NEW YORK, NY – October 28, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the third quarter ended September 30, 2008.

2008 Third Quarter Summary

•	Revenue of $271.4 million, a decrease of 9.6 percent from $300.4 million for the third quarter of 2007

•	Gross margin of $114.9 million, or 42.3 percent of revenue, down 11.3 percent from $129.4 million, or 43.1 percent of revenue for the same period last year

•	Adjusted EBITDA* of $6.0 million, or 2.2 percent of revenue, down 43.6 percent from $10.6 million for the third quarter of 2007

•	EBITDA* of $3.1 million, or 1.1 percent of revenue, down 72.5 percent from $11.1 million for the same period last year

•	Net loss from continuing operations of $0.7 million, or $0.03 per basic and diluted share, compared with net income of $3.0 million, or $0.12 per basic and diluted share for the third quarter of 2007

•	Net loss of $0.3 million, or $0.01 per basic and diluted share, compared with net income of $3.6 million, or $0.14 per basic and diluted share for the third quarter of 2007

*	Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

“Our third quarter performance was adversely impacted by weakening economic conditions in all of our major markets around the world,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. Despite the macro-economic environment, we continued to see growth in continental Europe, North America’s Legal business and Asia. While we are clearly entering a negative economic cycle, I am encouraged by our team’s continuing diligence on cost containment and an across-the-board focus on high-demand specializations to cushion the cyclical impact.”

“In the third quarter, strong expense management helped offset the top-line challenges,” added Mary Jane Raymond, executive vice president and chief financial officer. “Our operational teams did a good job reducing expenses by $10 million from the prior year. In addition, our liquidity remains strong with more than $44 million in cash and a $75 million credit facility.”

Restructuring Program

During the remainder of 2008, the company expects to continue to streamline its operations in parallel with shifting market conditions. The company expects to have $8 - $12 million of restructuring charges for the full year, higher than the previous guidance range of $5 - $7 million, and including $2 - $6 million for the fourth quarter. During the first nine months of 2008, the company incurred $5.6 million of restructuring charges in conjunction with its 2008 program. Third quarter expenses were primarily related to severance and reorganization in Hudson Asia Pacific and Europe.

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. The company intends to make purchases from time to time as market conditions warrant. During the third quarter, the company repurchased 53,500 shares at a total cost of approximately $0.5 million. Since the inception of the program, the company has repurchased 754,673 shares at a total cost of approximately $5.8 million.

Currency Impact during the Quarter

As the company noted previously, exchange rate movement during the third quarter negatively impacted reported results when compared to the prevailing rates at the time third quarter guidance was established. The strengthening U.S. dollar lowered both revenue and expenses in international operations. The impact on the third quarter was a $7.2 million reduction in reported revenue and a $1.1 million reduction in reported adjusted EBITDA.

Guidance

The company currently expects fourth quarter 2008 revenue of $205 - $220 million at prevailing exchange rates and adjusted EBITDA of $2 - $5 million, excluding the impact of any restructuring, acquisitions or divestitures. This compares with revenue of $288.8 million and adjusted EBITDA of $13.1 million in the fourth quarter of 2007. Last year’s fourth quarter at current guidance exchange rates would have resulted in revenue of $236.9 million and adjusted EBITDA of $9.1 million.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the third quarter earnings slides in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Wednesday, October 29, 2008 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 67938698 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 67938698. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 67938698. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 67938698.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-core businesses; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; dependence on key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims from both clients and employers and limits on insurance coverage related thereto; government regulations; any impairment to the carrying value of goodwill; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue	$271,425	$300,351	$872,853	$884,211
Direct costs	156,575	170,924	495,178	507,750

Gross margin	114,850	129,427	377,675	376,461

Operating expenses:
Selling, general and administrative expenses	108,852	118,026	354,163	348,603
Acquisition-related expenses	—	311	—	4,462
Depreciation and amortization	3,946	3,540	11,375	11,082
Business reorganization expenses	2,931	(56)	5,321	4,638

Total operating expenses	115,729	121,821	370,859	368,785

Operating (loss) income	(879)	7,606	6,816	7,676
Other income (expense):
Interest, net	323	(141)	866	506
Other, net	575	1,096	1,900	3,684

Income before provision for income taxes	19	8,561	9,582	11,866
Provision for income taxes	757	5,609	8,724	12,245

Net (loss) income from continuing operations	(738)	2,952	858	(379)
Net income from discontinued operations	429	627	5,153	3,395

Net (loss) income	$(309)	$3,579	$6,011	$3,016

Basic income (loss) per share:
(Loss) income from continuing operations	$(0.03)	$0.12	$0.03	$(0.02)
Income from discontinued operations	0.02	0.02	0.21	0.14

Net (loss) income	$(0.01)	$0.14	$0.24	$0.12

Diluted income (loss) per share:
(Loss) income from continuing operations	$(0.03)	$0.12	$0.03	$(0.02)
Income from discontinued operations	0.02	0.02	0.21	0.14

Net (loss) income	$(0.01)	$0.14	$0.24	$0.12

Weighted average shares outstanding:
Basic	25,245	25,443	25,180	25,205
Diluted	25,245	26,058	25,550	25,205

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,321	$39,245
Cash - restricted	—	—
Accounts receivable, net	177,011	187,980
Prepaid and other	18,263	18,389
Current assets from discontinued operations	—	13,461

Total current assets	239,595	259,075
Goodwill	66,275	73,444
Other intangibles, net	3,842	4,791
Property and equipment, net	27,590	29,470
Other assets	13,248	7,214
Non-current assets from discontinued operations	—	212

Total assets	$350,550	$374,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,062	$20,988
Accrued expenses and other current liabilities	98,892	120,323
Short-term borrowings	997	243
Accrued business reorganization expenses	3,676	3,490
Current liabilities from discontinued operations	—	7,382

Total current liabilities	126,627	152,426
Other non-current liabilities	20,378	18,976
Accrued business reorganization expenses, non-current	2,021	2,689

Total liabilities	149,026	174,091
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued: 26,163 and 25,691 shares, respectively	26	26
Additional paid-in capital	449,550	444,075
Accumulated deficit	(282,576)	(288,587)
Accumulated other comprehensive income - translation adjustments	39,713	44,946
Treasury stock, 662 and 25 shares, respectively, at cost	(5,189)	(345)

Total stockholders’ equity	201,524	200,115

	$350,550	$374,206

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended September 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$66,485	$99,124	$105,816	$—	$271,425

Gross margin	$17,967	$50,520	$46,363	$—	$114,850

Adjusted EBITDA (1)	$1,586	$3,247	$7,179	$(6,004)	$6,008
Business reorganization expenses	136	788	2,007	—	2,931
Merger and integration (recoveries) expenses	(15)	24	—	1	10

EBITDA (1)	1,465	2,435	5,172	(6,005)	3,067
Depreciation and amortization	1,175	1,495	1,223	53	3,946

Operating income (loss)	$290	$940	$3,949	$(6,058)	$(879)

For the Three Months Ended September 30, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$75,667	$115,006	$109,678	$—	$300,351

Gross margin	$23,178	$58,393	$47,856	$—	$129,427

Adjusted EBITDA (1)	$1,355	$6,053	$9,990	$(6,749)	$10,649
Acquisition-related expenses	—	311	—	—	311
Business reorganization (recoveries) expenses	(63)	(2)	(12)	21	(56)
Merger and integration recoveries	(10)	—	—	(742)	(752)

EBITDA (1)	1,428	5,744	10,002	(6,028)	11,146
Depreciation and amortization	998	1,471	1,023	48	3,540

Operating income (loss)	$430	$4,273	$8,979	$(6,076)	$7,606

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Nine Months Ended September 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$221,254	$327,295	$324,304	$—	$872,853

Gross margin	$60,901	$173,537	$143,237	$—	$377,675

Adjusted EBITDA (1)	$4,544	$19,030	$21,121	$(21,145)	$23,550
Business reorganization expenses	1,826	1,393	2,102	—	5,321
Merger and integration expenses	—	38	—	—	38

EBITDA (1)	2,718	17,599	19,019	(21,145)	18,191
Depreciation and amortization	3,518	4,467	3,231	159	11,375

Operating (loss) income	$(800)	$13,132	$15,788	$(21,304)	$6,816

For the Nine Months Ended September 30, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$223,044	$352,823	$308,344	$—	$884,211

Gross margin	$66,461	$177,697	$132,303	$—	$376,461

Adjusted EBITDA (1)	$(1,321)	$23,240	$24,692	$(19,547)	$27,064
Acquisition-related expenses	3,551	911	—	—	4,462
Business reorganization expenses	659	2,438	19	1,522	4,638
Merger and integration recoveries	(52)	—	—	(742)	(794)

EBITDA (1)	(5,479)	19,891	24,673	(20,327)	18,758
Depreciation and amortization	3,285	4,668	2,900	229	11,082

Operating (loss) income	$(8,764)	$15,223	$21,773	$(20,556)	$7,676

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.